As filed with the Securities and Exchange Commission on May 6, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	8731	35-1345024
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2701 Kent Avenue
West Lafayette, Indiana 47906
Phone: (765) 463-4527
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael R. Cox
Vice President-Finance, Chief Financial and Administrative Officer and Treasurer
Bioanalytical Systems, Inc.
2701 Kent Avenue
West Lafayette, Indiana 47906
Phone: (765) 463-4527
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:
Stephen J. Hackman, Esq. Ice Miller LLP One American Square, Suite 2900 Indianapolis, Indiana 46282-0200 Phone: (317) 236-2289

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☒

If this Form is to be a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filed, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☐ (Do not check if a smaller reporting company)  Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
6% Series A convertible preferred shares	$—	$—
Common shares issuable upon conversion of 6% Series A convertible preferred shares(2)	$—	$—
Common shares issuable in lieu of cash payment of dividends on the 6% Series A convertible preferred shares	$—	$—
Warrants to purchase common shares(2)	$—	$—
Common shares issuable upon exercise of warrants	$—	$—
Total	$6,500,000	$755	(3)

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of share splits, share dividends, anti-dilution provisions, or similar transactions. No additional registration fee is being paid for these shares.

(2)	No additional consideration is payable upon conversion of the Convertible Preferred Shares or upon issuance of the warrants.

(3)	$685 previously paid.

EXPLANATORY NOTE

This registration statement is being filed with the Securities and Exchange Commission (the “Commission”) by Bioanalytical Systems, Inc. (the “Company”) pursuant to Rule 462(b) and General Instruction V of Form S-1, both as promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form S-1 (File No. 333-172508) filed by the Company with the Commission, as amended, including each of the documents included therein or incorporated by reference therein and all exhibits thereto, which was declared effective by the Commission on May 5, 2011, as well as the Post-Effective Amendment No. 1 to Form S-1 filed by the Company with the Commission on May 6, 2011 and deemed immediately effective pursuant to Rule 462(d) of the Securities Act, are incorporated herein by reference into, and shall be deemed part of, this registration statement. This registration statement includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent, and the consent of the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Lafayette, State of Indiana, on May 6, 2011.

BIOANALYTICAL SYSTEMS, INC.

By:	/s/ Michael R. Cox
Michael R. Cox
Vice President-Finance, Chief Financial and Administrative Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony S. Chilton, Ph.D.*	President and Chief Executive Officer (principal	May 6, 2011
Anthony S. Chilton, Ph.D.	executive officer)

/s/ Michael R. Cox	Vice President-Finance, Chief Financial and	May 6, 2011
Michael R. Cox	Administrative Officer and Treasurer (principal
financial and accounting officer)

/s/ John B. Landis, Ph.D.*	Director	May 6, 2011
John B. Landis, Ph.D.

/s/ Larry S. Boulet*	Director	May 6, 2011
Larry S. Boulet

/s/ David W. Crabb, M.D.*	Director	May 6, 2011
David W. Crabb, M.D.

/s/ David L. Omachinski*	Director	May 6, 2011
David L. Omachinski

/s/ A. Charlene Sullivan, Ph.D.*	Director	May 6, 2011
A. Charlene Sullivan, Ph.D.

*By: /s/ Michael R. Cox
Michael R. Cox, Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
5.1†	Opinion of Ice Miller LLP
23.1†	Consent of Crowe Horwath LLP
23.2 †	Consent of Ice Miller LLP (included in Exhibit 5.1)
24.1*	Powers of Attorney

†    Filed herewith.
* Included on the signature page to the Company’s Registration Statement on Form S-1 (File No. 333-172508) filed with the Commission on February 28, 2011.

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